Exhibit 32.1

                        CERTIFICATION OF PERIODIC REPORT
                         PURSUANT TO 18 U.S.C. ss. 1350

     Pursuant to, and for purposes only of, 18 U.S.C. ss. 1350, the undersigned hereby certifies that (i) the Quarterly Report of Peoples Bancorp, Inc. on Form 10-QSB for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Peoples Bancorp, Inc. and Subsidiary.


Date:  November 10, 2004               /s/Thomas G. Stevenson
                                        ---------------------------------
                                        Thomas G. Stevenson
                                        President/Chief Executive Officer
                                        & Chief Financial Officer